VIACOM INC.,

AND

THE BANK OF NEW YORK

Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of December 13, 2006

To Indenture dated as of April 12, 2006

between

VIACOM INC.,

and

THE BANK OF NEW YORK

Trustee

Senior Notes

EXECUTION COPY

THIRD SUPPLEMENTAL INDENTURE, dated as of December 13, 2006, between VIACOM INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”) to the Indenture, dated as of April 12, 2006, between the Company and the Trustee as supplemented by the First Supplemental Indenture, dated as of April 12, 2006, between the Company and the Trustee and as further supplemented by the Second Supplemental Indenture, dated as of June 16, 2006, between the Company and the Trustee (as so supplemented and as supplemented hereby, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, Section 901(5) of the Indenture permits supplements thereto without the consent of Holders of Securities to change any provisions of the Indenture with respect to a series of Securities, where there are no Securities Outstanding which are entitled to the benefit of such provision; and

WHEREAS, as contemplated by Section 301 of the Indenture, the Company intends to issue from time to time a new series of Securities, consisting of 6.85% senior notes due 2055 (the “Senior Notes”) under the Indenture;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other party and for the equal and proportionate benefit of all Holders of the Senior Notes:

SECTION 1. For the purpose of this Third Supplemental Indenture, all terms used herein, unless otherwise defined, shall have the meaning assigned to them in the Indenture, as supplemented hereby.

SECTION 2.      The Company shall issue Senior Notes in an aggregate principal amount of $750,000,000. The form of Senior Notes is set forth in Exhibit A hereto. The Senior Notes shall include the legends set forth on the face of Exhibit A hereto, substantially in the form so set forth, except to the extent otherwise provided herein.

SECTION 3.      The Senior Notes shall be issued initially in the form of one or more permanent global Senior Notes in registered form, substantially in the form set forth in Exhibit A hereto (the “Global Securities”), registered in the name of the nominee of The Depository Trust Company, as U.S. Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in Section 303 of the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or

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its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

SECTION 4.     For the sole benefit of the holders of the Senior Notes, Section 1101 of the Indenture is hereby deleted in its entirety and replaced by the following Section 1101:

SECTION 1101. Optional Redemption. The Securities of any given series will not be redeemable prior to December 15, 2011. The Securities of any given series will be redeemable at any time on or after December 15, 2011 in accordance with this Article Eleven, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ prior notice, on any date prior to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

SECTION 5.      For the sole benefit of the holders of the Senior Notes, the following Section 305A is hereby added to the Indenture:

SECTION 305A. Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be delivered to the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth on the face of the form of the Senior Note.

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b)          Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Transfers of interests in one Global Security to parties who will hold the interests through the same Global Security will be effected in the ordinary way in accordance with the rules and operating procedures of the applicable Depositary. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” of Euroclear and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable

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to interests in the Global Securities that are held by Agent Members through Euroclear and Clearstream.

(c)          Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for so long as it remains such an interest.

(d)          In connection with any transfer of a portion of the interests in a Global Security to beneficial owners pursuant to paragraph (c) of this Section 305A, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the interest in such Global Security to be transferred.

(e)          In connection with the transfer of the Global Securities, in whole, to beneficial owners pursuant to paragraph (b) of this Section 305A, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation.

(f)           The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(g)          The Securities are initially solely issuable as Global Securities. Registered Securities shall be physically transferred to all beneficial owners in definitive form in exchange for their beneficial interests in a Global Security, if the Depositary with respect to such Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, as the case may be, and a successor Depositary is not appointed by the Company within 90 days of such notice.

(h)          All Securities issued upon any transfer or exchange of Securities shall be valid, legally enforceable obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

SECTION 6.       THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS THIRD SUPPLEMENTAL INDENTURE.

SECTION 7.       This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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SECTION 8.       Except as herein amended with respect to the Senior Notes, all applicable terms, conditions and provisions of the Indenture, as supplemented, shall continue in full force and effect and shall remain binding and enforceable in accordance with their respective terms.

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IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed and attested, all as of the day and year first written above.

VIACOM INC.

By:	/s/ George S. Nelson
Name: George S. Nelson Title: Senior Vice President and Treasurer

THE BANK OF NEW YORK

By:	/s/ Julie Salovitch-Miller
Name: Julie Salovitch-Miller Title: Vice President

EXHIBIT A TO THIRD SUPPLEMENTAL INDENTURE

Each Global Security shall bear the following legend: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Any Global Security issued hereunder shall bear a legend in substantially the following form: This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

A-1

VIACOM INC.

6.85% Senior Note due 2055

No.	$

CUSIP: 92553P300

ISIN: US92553P3001

Viacom Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $ on December 15, 2055 at the office or agency of the Company referred to below, and to pay interest thereon in arrears on March 15, 2007 and quarterly thereafter, on March 15, June 15, September 15 and December 15 in each year, from December 13, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 6.85% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid, in immediately available funds, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1, June 1, September 1 or December 1, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on this Security may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

The statements set forth in the restrictive legends above are an integral part of the terms of this Security and by acceptance hereof each holder of this Security agrees to be subject to and bound by terms and provisions set forth in such legend.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of April 12, 2006 between the Company and The Bank of New York, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated April 12, 2006 between the Company and the Trustee, as further supplemented by the Second Supplemental Indenture dated June 16, 2006 between the Company and the Trustee and as further supplemented by a Third Supplemental Indenture dated December 13, 2006 between the Company and the Trustee (as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated as 6.85% Senior Notes due 2055, initially limited in aggregate principal amount to $750,000,000. This Security is a global Security representing $ of the Securities.

INCLUDE IF SECURITY IS A GLOBAL SECURITY: This Security is a “book-entry” Security and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency. Subject to the terms of the Indenture, this Security will be held by a clearing agency or its nominee, and beneficial interest will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $25.00 and integral multiples of $25.00. As long as this Security is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Security will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Security at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series are not subject to any sinking fund and are subject to redemption prior to maturity as set forth below.

The Securities of this series will not be redeemable prior to December 15, 2011. The Securities of this series will be redeemable at any time on or after December 15, 2011, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ prior notice, on any date prior to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

INCLUDE IF SECURITY IS A GLOBAL SECURITY: In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request to, and offered indemnity reasonably satisfactory to, the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York or at such other office or agency as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple of $25.00. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

If at any time, a Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, then the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Unless the certificate of authentication hereon has been duly executed by or on behalf of The Bank of New York, the Trustee under the Indenture, or its successor thereunder, by the manual or facsimile signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 13, 2006	VIACOM INC.
as Issuer

By:
Name: Title:

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:

Authorized Signatory

Dated: December 13, 2006